EXHIBIT 23

WIPFLI
CPAs and Consultants


             CONSENT OF WIPFLI LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-KSB) of Oakridge Holdings, Inc. and Subsidiaries of our report dated September 24, 2008, included in the 2008 Consolidated Financial Statements of Oakridge Holdings, Inc. and Subsidiaries.


/s/ Wipfli LLP
Wipfli LLP


September 24, 2008
St. Paul, Minnesota